Exhibit 10.1

LOAN AGREEMENT

Dated as of September 13, 2016

among

2520 TILDEN FEE, LLC

as Borrower

and

2520 TILDEN HOLDINGS, LLC

d/b/a 2520 TILDEN BLOCK, LLC
as Note A-1 Lender

and

BRIDGE PRIVATE CREDIT FUND LLC,

as Note A-2 Lender

and

MASON SERVICES, LLC,

as Agent

LOAN AGREEMENT

This LOAN AGREEMENT, dated as of September 13, 2016 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among 2520 TILDEN HOLDINGS, LLC d/b/a 2520 TILDEN BLOCK, LLC, a Delaware limited liability company, having an address at Two Greenwich Plaza, 1st Floor, Greenwich, CT 06830 (“Note A-1 Lender”), BRIDGE PRIVATE CREDIT FUND I LLC, a Delaware limited liability company, having an address at 545 Fifth Avenue, Suite 403, New York, NY 10017 (“Note A-2 Lender” and together with Note A-1 Lender, each a “Lender” and collectively “Lender”), MASON SERVICES, LLC, a Delaware limited liability company, having an address at Two Greenwich Plaza, 1st Floor, Greenwich, CT 06830 in its capacity as administrative agent (in such capacity, “Agent”), and 2520 TILDEN FEE, LLC, a Delaware limited liability company, having its principal place of business at 60 Broad Street, 34th Floor, New York, NY 10004 (“Borrower”).

WITNESSETH:

WHEREAS, Borrower desires to obtain a loan in the original principal amount of Twenty Two Million and No/100 Dollars ($22,000,000.00) from Lender pursuant to this Agreement (the “Loan”); and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1           Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“A-1 Note” shall mean Promissory Note A-1, dated as of the date hereof, made by Borrower in favor of Note A-1 Lender in the principal amount of $20,000,000.00.

“A-2 Note” shall mean shall mean Promissory Note A-2, dated as of the date hereof, made by Borrower in favor of Note A-2 Lender in the principal amount of $2,000,000.00.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such other Person.

“Agreement” shall mean this Loan Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“ALTA” shall mean American Land Title Association or any successor thereto.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Borrower in accordance with Section 5.1.11(d) hereof for the applicable Fiscal Year or other period.

“Approved Annual Budget” shall mean the Annual Budget approved by Lender on or prior to the date hereof.

“Assignment of Leases” shall mean collectively each certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or part of the Property.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law which is not dismissed within sixty (60) days, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person which is not dismissed within sixty (60) days; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law which is not dismissed within sixty (60) days, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person which is not dismissed within sixty (60) days; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, assignee, sequestrator (or similar official), liquidator, or examiner for such Person or any portion of the Property; (e) the filing of a petition against a Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other applicable law; (f) under the provisions of any other law for the relief or aid of debtors, an action taken by any court of competent jurisdiction that allows such court to assume custody or Control of a Person or of the whole or any substantial part of its property or assets; or (g) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which any of the following institutions is not open for business: (i) banks and savings and loan institutions in New York, New York, or (ii) any Servicer.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs).

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Cash Management Account” shall have the meaning set forth in Section 3.1 hereof.

“Closing Date” shall mean the date of the funding of the Loan.

2

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall have the meaning ascribed to such term in the Security Instrument.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums and Obligations (including, without limitation, all other amounts due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument or any other Loan Document).

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and interest payments due under this Agreement and the Note.

“Default” shall mean any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, but subject in all events to any applicable notice and cure periods, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) twenty percent (20%).

“DHS Services Agreement” shall mean that certain Agreement to be entered into by the Highland Park Tenant with the City of New York acting by and through its Department of Homeless Services.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Embargoed Person” shall mean any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA Patriot Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan in favor of Agent for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

3

“Environmental Statutes” shall mean any present and future Federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Statutes” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Statutes” also includes, but is not limited to, any present and future Federal, state and local laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; (b) require notification or disclosure of releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; (c) impose conditions or requirements in connection with permits or other authorization for lawful activity; or (d) relate to nuisance, trespass or other causes of action related to the Property.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the ruling issued thereunder.

“ERISA Affiliate” shall mean each person (as defined in section 3(9) of ERISA) that together with Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash” shall have the meaning set forth in Section 3.5(f) hereof.

“Exit Fee” shall have the meaning set forth in Section 2.1.6 hereof.

“Extended Maturity Date” shall have the meaning set forth in Section 2.6 hereof.

“Extension Term” shall mean the period beginning on the Initial Maturity Date and ending on the Extended Maturity Date.

“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e) hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (Federal, state, county, district, municipal, city or otherwise).

4

“Gross Income from Operations” shall mean, for any period, all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source during such period, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest (if any) on credit accounts and on Reserve Funds, business interruption or other loss of income or rental insurance proceeds, service fees or charges, license fees, parking fees, but excluding (i) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, (ii) refunds and uncollectible accounts, (iii) proceeds from the sale of furniture, fixtures and equipment, (iv) Insurance Proceeds and Condemnation Proceeds (other than business interruption or other loss of income insurance) and (vi) any disbursements to Borrower from any of the Reserve Funds.

“Guarantor” shall mean, First Capital Real Estate Trust Incorporated, a Maryland corporation.

“Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, from Guarantor in favor of Agent for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Substances” shall include, but is not limited to, (a) any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Statutes or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Statutes, and (b) mold, mycotoxins, microbial matter, and/or airborne pathogens (naturally occurring or otherwise) which pose a threat (imminent or otherwise) to human health or the environment or adversely affect the Property.

“Highland Park Lease” shall mean that certain Lease Agreement, dated as of November 27, 2006, by and between the Highland Park Tenant, as tenant and Borrower, as landlord, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Highland Park Tenant” shall mean Highland Park Community Development Corporation, a New York corporation.

“Improvements” shall have the meaning set forth in the granting clause of the Security Instrument.

“Indebtedness” shall mean for any Person, on a particular date, the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; (g) obligations secured by any Liens, whether or not the obligations have been assumed (other than Permitted Encumbrances); (h) capital leases; and (i) all other items characterized as debt in accordance with GAAP.

5

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

“Indemnified Parties” shall mean any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Indemnifying Person” shall mean Borrower and Guarantor, on a joint and several basis.

“Independent Director” shall mean (a) a natural Person who is not (at the time of initial appointment as director or manager, or at any time while serving as a director or manager) and is not, has never been, and will not be (at any time while serving as a director or manager): (i) a stockholder, partner, member or other equity owner, director (with the exception of serving as the Independent Director of Borrower), officer, employee, attorney or counsel of Borrower, Guarantor or any Affiliate of Borrower or Guarantor, (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower, Guarantor or any Affiliate of Borrower or Guarantor, (iii) a Person Controlling or under common Control with any such stockholder, partner, member or other equity owner, director, officer, customer, supplier or other Person, (iv) a member of the immediate family of any such stockholder, partner, member, equity owner, director, officer, employee, manager, customer, supplier or other Person, or (v) otherwise affiliated with Borrower, Guarantor or any stockholder, member, partner, director, officer, employee, attorney or counsel of Borrower or any Guarantor, and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or a limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable Federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience with one or more nationally-recognized professional service companies that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities and is at all times during his or her service as an Independent Director of Borrower an employee of such a company or companies. A natural Person who otherwise satisfies the foregoing definition other than subclause (a)(i) of this definition by reason of being the Independent Director of a Special Purpose Entity affiliated with Borrower shall not be disqualified from serving as an Independent Director of the Borrower, provided that the fees that such individual earns from serving as Independent Director of affiliates of the Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

As used in this definition and in the definition of “Special Purpose Entity,” the term “nationally recognized professional service company” shall mean Corporation Services Company, CT Corporation, Stewart Management Corporation, National Registered Agents, Inc. and Independent Director Services, Inc. and any other Person approved in writing by Lender.

6

“Initial Maturity Date” shall mean October 1, 2017.

“Initial Term” shall mean the period commencing on the Closing Date and ending on the Initial Maturity Date.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Interest Period” shall mean, with respect to any Payment Date, the period commencing on and including the first (1st) day of the preceding calendar month and ending on and including the last day of the preceding calendar month in which such Payment Date occurs; provided, however, that (i) no Interest Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate) and (ii) in the event the Closing Date is a date other than the first (1st) day of a calendar month, the initial Interest Period shall begin on and include the Closing Date and shall end on and include the last day of the month in which the Closing Date occurs.

“Interest Rate” shall mean, as the case may be (i) for the Initial Term a fixed rate of ten and seventy-five hundredths percent (10.75%) per annum; and (ii) for the Extension Term a fixed rate of twelve percent (12%).

“Interest Reserve” shall have the meaning set forth in Section 7.1 hereof.

“Investor” shall have the meaning set forth in Section 9.1 hereof.

“Lease” shall mean (i) the Highland Park Lease, and/or (ii) any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property by or on behalf of Borrower, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, any Environmental Statutes, the Americans with Disabilities Act of 1990, as amended, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Liabilities” shall have the meaning set forth in Section 9.2 hereof.

7

“Licenses” shall have the meaning set forth in Section 4.1.18 hereof.

“Lien” shall mean any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, grant, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting Borrower, the Property, or any portion thereof or any interest therein, or any direct or indirect interest in Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing or capital lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall have the meaning set forth in the recitals hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Environmental Indemnity, the Guaranty and all other documents executed and/or delivered in connection with the Loan, all as may be amended, restated, modified and/or renewed from time to time.

“Material Action” means, with respect to Borrower, to consolidate or merge Borrower with or into any Person, or sell all or substantially all of the assets of Borrower, or to institute a Bankruptcy Action or take action in furtherance of any such action, or, to the fullest extent permitted by law, to dissolve or liquidate Borrower.

“Material Adverse Change” shall mean the business, operations, prospects, property, assets, liabilities or financial condition of any applicable Person and each of their subsidiaries, taken as a whole, or in the ability of any such Person to perform its obligations (whether economic or non-economic) under the Loan Documents has changed in a manner which could impair the value of Lender’s security for the Loan or prevent timely repayment of the Loan or otherwise prevent the applicable person or entity from timely performing any of its material obligations under the Loan Documents, as the case may be.

“Material Agreements” shall mean each contract and agreement relating to the ownership, management, development, construction, use, operation, leasing, maintenance, repair or improvement of the Property, other than the Leases, as to which either (i) there is an obligation of Borrower to pay more than Fifty Thousand and No/100 Dollars ($50,000.00), in the aggregate under such contract or agreement, or (ii) the term thereof extends beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind).

“Maturity Date” shall mean either the Initial Maturity Date or the Extended Maturity Date, as the case may be.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Minimum Aggregate Interest Amount” shall mean in the event that Borrower prepays the Loan in full prior to March 13, 2017, the difference between (x) One Million One Hundred Ninety Eight Thousand One Hundred Twenty Four and 00/100 Dollars ($1,198,124.00) and (y) the amount of interest paid through and including the date of prepayment.

8

“Monthly Debt Service Payment Amount” shall have the meaning set forth in Section 2.3.2 hereof.

“Multiemployer Plan” shall mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” shall mean an employee benefit plan, other than a Multiemployer Plan, to which Borrower or any ERISA Affiliate, and one or more employers other than Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.11(b) hereof.

“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(v) hereof.

“Net Sale Proceeds” shall mean the amount of proceeds available from the sale of a Property.

“Net Worth” shall mean, as of a given date, (x) the total assets of a Person as of such date less (y) such Person’s total liabilities as of such date, determined in accordance with GAAP.

“Note” shall mean collectively, the A-1 Note and the A-2 Note.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“OFAC” shall mean the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

“Operating Expenses” shall mean, for any period, the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property, which expenditures are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, Insurance Premiums, license fees, Taxes, Other Charges, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment, and other similar costs, but excluding depreciation, debt service, Capital Expenditures, and contributions to any of the Reserve Funds.

“Operations Reserve Account” shall mean a subaccount of the Cash Management Account, where all Excess Cash shall be held as additional security for the Loan.

9

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Obligations” shall mean (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower or Guarantor contained in any other Loan Document; (c) the payment of actual costs, expenses, reasonable legal fees and liabilities incurred by Lender and payable by Borrower hereunder in connection with the enforcement of any of Lender’s rights or remedies under the Loan Documents, or any other instrument, agreement or document which evidences or secures any other Obligations or collateral therefor, whether now in effect or hereafter executed; and (d) the payment, performance, discharge and satisfaction of all other liabilities and obligations of Borrower and/or Guarantor to Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, and including, without limitation, each liability and obligation of Borrower and/or Guarantor under any one or more of the Loan Documents and any amendment, extension, modification, replacement or recasting of any one or more of the instruments, agreements and documents referred to herein or therein or executed in connection with the transactions contemplated hereby or thereby.

“Option to Extend” shall have the meaning set forth in Section 2.6.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in “Schedule B-I” of the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority which are not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of the Property or Borrower’s ability to repay the Loan.

“Permitted Transfer” means any of the following: (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, (b) any transfer, directly or indirectly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto, (c) any sale of a Property in accordance with the terms hereof, (d) any transfer permitted pursuant to Section 5.2.9, and (e) any Transfer of a direct or indirect interest in Guarantor.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Security Instrument.

“Policies” shall have the meaning specified in Section 6.1(b) hereof.

10

“Prohibited Transaction” shall mean any action or transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the ERISA or Section 4975 of the Code.

“Property” shall have the meaning specified in the Security Instrument.

“Rents” shall mean all rents (including additional rents of any kind and percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payments and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or any of their agents or employees from any and all sources arising from or attributable to the Property, and the Improvements, including charges for oil, gas, water, steam, heat, ventilation, air-conditioning, electricity, license fees, maintenance fees, charges for Taxes, operating expenses or other amounts payable to Borrower (or for the account of Borrower), revenues from telephone services, laundry, vending, television and all receivables, customer obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, or any of its respective agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

“Required Records” shall have the meaning set forth in Section 5.1.11(i) hereof.

“Reserve Funds” shall mean any funds in the Interest Reserve and the Operations Reserve Account.

“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restricted Party” shall mean, collectively (a) Borrower and Guarantor, and (b) any shareholder, partner, member, non-member manager, direct or indirect legal or beneficial owner, Affiliate, agent or employee of, Borrower, Guarantor or any non-member manager.

“Retention Amount” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, hypothecation, grant of an option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.

“Security Instrument” shall mean that certain first priority mortgage dated the date hereof, executed and delivered by Borrower as security for the Obligations which encumbers the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 9.3 hereof, and shall initially be Grandbridge Real Estate Capital, LLC.

“Servicing Agreement” shall have the meaning set forth in Section 9.3 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.1.2(c) hereof.

11

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company which at all times prior to, on and after the date hereof:

(a)          was, is and will be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property (and no other property), entering into this Agreement with Lender and performing its obligations under the Loan Documents, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(b)          has not been, is not, and will not be engaged, in any business unrelated to the acquisition, development, ownership, management or operation of the Property;

(c)          has not had, does not have, and will not have, any assets other than those related to the Property;

(d)          has not engaged, sought or consented to, and will not engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company) or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition;

(e)          if such entity is a limited liability company with only one member, has been, now is, and will be a limited liability company organized in the State of Delaware that (A) has at least one (1) Independent Director, (B) has not caused or allowed, and will not cause or allow the members or managers of such entity to take any Bankruptcy Action, either with respect to itself unless the Independent Director shall have consented in writing to such action, and (C) has and shall have either (1) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (2) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;

(f)          has been, is and intends to remain solvent and has paid and shall pay its debts and liabilities from its then available assets (including a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and has maintained and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(g)          has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity and has not and shall not identify itself as a division of any other Person;

(h)          has maintained and will maintain its accounts, books and records separate from any other Person and has filed and will file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law and, if it is a corporation, has not filed and shall not file a consolidated Federal income tax return with any other corporation, except to the extent that it is required by law to file consolidated tax returns;

(i)           has maintained and will maintain its own records, books, resolutions and agreements;

12

(j)           other than as provided in the Cash Management Agreement, (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;

(k)          has held and will hold its assets in its own name;

(l)           has conducted and shall conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(m)          has maintained and will maintain its books, bank accounts, balance sheets, financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that appropriate notation shall be made on any such consolidated statements to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person and such assets shall be listed on its own separate balance sheet;

(n)          has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

(o)          has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(p)          has no and will have no Indebtedness (including loans, whether or not such loans are evidenced by a written agreement) other than (i) the Loan, (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in amounts not to exceed one percent (1%) of the original principal amount of the Loan, in the aggregate, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are permitted pursuant to this Agreement;

(q)          has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;

(r)          has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

(s)          has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

(t)          has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name, which stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne, shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

13

(u)          except pursuant to the Loan Documents, has not pledged and will not pledge its assets for the benefit of any other Person;

(v)         has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in clause (z) below of this definition, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(w)          has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(x)          has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(y)          has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself, and shall not identify itself, as a division of any other Person;

(z)          has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with this Agreement;

(aa)       other than capital contributions and distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s length transaction with an unrelated third party;

(bb)       has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;

(cc)       if such entity is a corporation, it shall consider the interests of its creditors in connection with all corporate actions;

(dd)       does not and will not have any of its obligations guaranteed by any Affiliate except as provided in the Loan Documents;

(ee)       has complied and will comply with all of the terms and provisions contained in its organizational documents and cause statements of facts contained in its organizational documents to be and to remain true and correct; and

14

(ff)       has not permitted and shall not permit any Affiliate or constituent party independent access to its bank accounts except as permitted under the Loan Documents.

“State” shall mean the State of New York.

“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the Title Company, and containing a certification of such surveyor satisfactory to Lender.

“Taxes” shall mean all taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against (a) the Property or part thereof, together with all interest and penalties thereon and (b) against the rents, issues, income or profits thereof or upon the lien or estate hereby created, whether any or all of said taxes, assessments or charges be levied directly or indirectly or as excise taxes or ad valorum real estate or personal property taxes or as income taxes.

“Tenant” shall mean (i) the Highland Park Tenant, and/or (ii) any other lessee of all or any portion of the Property under a Lease.

“Title Company” shall mean Chicago Title Insurance Company.

“Title Insurance Policy” shall mean a lender’s ALTA 2006 policy of title insurance in form and substance reasonably acceptable to Lender and insuring the lien of the Security Instrument encumbering the Property.

“Transfer” shall have the meaning set forth in Section 5.2.9(a) hereof.

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State in which the Property is located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which the Property is located (“Other UCC State”), “UCC” means the Uniform Commercial Code as in effect in such Other UCC State for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority.

Section 1.2           Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II

GENERAL TERMS

Section 2.1           Loan Commitment; Disbursement to Borrower.

2.1.1       Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make, and Borrower hereby agrees to borrow, the Loan pursuant to the terms set forth herein. Any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.

15

2.1.2       Intentionally Omitted.

2.1.3       The Note, Security Instrument and Loan Documents. The Loan shall be evidenced by the Note and secured by the Security Instrument, the Assignment of Leases and the other Loan Documents.

2.1.4       Use of Proceeds. Borrower shall use the proceeds of the Loan to (i) repay and discharge all existing indebtedness relating to the Property, (ii) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, if any, (iii) pay costs and expenses incurred in connection with the closing of the Loan, and (iv) distribute the balance to Borrower for business purposes.

2.1.5       Original Issue Discount. Notwithstanding anything to the contrary set forth herein or in any of the Loan Documents, Borrower hereby acknowledges and agrees that upon the funding of the Loan, Lender shall only be obligated to fund ninety eight and five tenths percent (98.5%) of the Loan (which unfunded amount represents the agreed upon original issue discount due to Lender as further consideration for extending the Loan). Borrower further acknowledges and agrees that it shall be responsible for paying interest on the entire Outstanding Principal Balance (inclusive of the unfunded original issue discount) and that the entire Outstanding Principal Balance (inclusive of the unfunded original issue discount) shall be repaid to Lender as and when required hereunder.

2.1.6       Exit Fee. If all or any part of the Outstanding Principal Balance of the Loan is repaid, at any time and for any reason, including (1) any regularly scheduled payment of the Loan, including payments made on the Maturity Date, (2) any payment of the Loan upon acceleration of the Loan following the occurrence of an Event of Default, (3) any optional prepayment of the Loan, or (4) any mandatory prepayment of the Loan, then Borrower agrees to make a payment in an amount equal to Two Hundred Twenty Thousand and 00/100 Dollars ($220,000.00) (the “Exit Fee”). Borrower acknowledges that the Exit Fee is earned by Lender at the time of making the Loan and shall be paid in accordance with the terms and conditions set forth herein

Section 2.2           Interest Rate.

2.2.1       Interest Rate Subject to Section 2.2.4, the Loan shall bear interest prior to maturity (whether by acceleration or otherwise) at a rate per annum equal to the Interest Rate for the applicable Interest Period.

2.2.2       Interest Calculation. With respect to any applicable Interest Period, interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the Interest Period for which the calculation is being made by (b) a daily rate based on the Interest Rate and a three hundred sixty (360) day year by (c) the average Outstanding Principal Balance in effect for the applicable Interest Period as calculated by Lender.

2.2.3       Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect thereof and any other amounts and Obligations due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

16

2.2.4       Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be automatically and immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3           Debt Service Payments.

2.3.1       Payments Generally. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.2       Monthly Debt Service Payment. Interest only shall be payable in monthly installments beginning on October 1, 2016 and continuing thereafter on each Payment Date (the “Monthly Debt Service Payment Amount”).

2.3.3       Payment on Maturity Date. Borrower shall pay to Lender not later than 3:00 P.M., New York City time, on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts and Obligations due hereunder and under the Note, the Security Instrument and the other Loan Documents.

2.3.4       Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 3:00 P.M., New York City time, on the date when due and shall be made in Dollars in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

Section 2.4           Prepayments.

2.4.1       Voluntary Prepayments. Borrower shall have the right to prepay in full, or in part, the entire Outstanding Principal Balance on any Business Day provided that Borrower gives Lender at least ten (10) Business Day’s prior written notice thereof and such prepayment is accompanied by (a) all accrued and unpaid interest on the Outstanding Principal Balance prepaid, (b) the Minimum Aggregate Interest Amount, (c) the Exit Fee and (d) all other amounts due under the Note, this Agreement, or any of the other Loan Documents.

2.4.2       Mandatory Prepayments. Following any Casualty or Condemnation, on the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for Restoration, Borrower shall prepay, or authorize, or be deemed to have authorized, Lender to apply Net Proceeds as a prepayment of, the Outstanding Principal Balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds, or such lesser amount that is equal to the Outstanding Principal Balance of the Note.

17

2.4.3       Prepayments Made While an Event of Default Exists. If, following the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower for any reason or otherwise recovered by Lender (including, without limitation, through acceleration or the application of any Reserve Funds or Net Proceeds), such tender or recovery shall include interest at the Default Rate on the Outstanding Principal Balance of the Loan from the date such Event of Default occurred through the date of such tender or recovery.

Section 2.5           Release of Property. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance with the terms of this Agreement and the other Loan Documents, release the Lien of the Security Instrument.

Section 2.6           Extension Option. Borrower shall have an option to extend the term of this Agreement (the “Option to Extend”) for an additional period of six (6) months from the Initial Maturity Date (the “Extended Maturity Date”) by giving written notice of such extension to Lender at least thirty (30) days prior to Initial Maturity Date, provided that each of the following must be satisfied as a condition to such extension:

(a)          no Default exists at the time such request is made and on the Initial Maturity Date;

(b)          Borrower delivers to Lender an officer’s certificate confirming the accuracy of the information contained in clause (a) above and clause (e) below, at the time such request is made and on the Initial Maturity Date;

(c)          Borrower shall pay to Lender on or before the Initial Maturity Date an extension fee in an amount equal to one percent (1%) of the then Outstanding Principal Balance of the Loan;

(d)          the Highland Park Tenant shall be not be in default in its obligations to pay Rent pursuant to the Highland Park Lease;

(e)          the Highland Park Tenant its successor or assign shall have entered in to a renewal of the DHS Services Agreement;

(f)          any and all representations and warranties provided for in any and all of the Loan Documents are true and accurate in all material respects at the time of the delivery of the notice of extension and on the first day of the Extension Term (except for those representations and warranties which no longer can be true due to the passage of time);

(g)          Borrower pays in cash all reasonable costs and expenses, including legal fees, incurred by Lender or otherwise involved in extending the term of this Agreement; and

(h)          at Lender’s option, the extension of the term of this Agreement shall be evidenced by an extension or renewal of or amendment to the Note and/or this Agreement or by the execution of a new note or such other documents as Lender may reasonably request in furtherance of such purpose.

If Borrower is unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Maturity Date hereunder.

18

ARTICLE III

CASH MANAGEMENT

Section 3.1           Establishment. Lender shall establish and maintain a deposit account (the “Cash Management Account”) to be held by Servicer in trust for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender, pursuant to the terms hereof. Borrower (i) hereby grants to Lender a first priority security interest in all deposits at any time contained in the Cash Management Account and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, filing or authorizing Lender to file UCC-1 financing statements and continuations thereof. Lender shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower. All monies now or hereafter deposited into the Cash Management Account shall be deemed additional security for the Debt.

Section 3.2           Deposit of Rents. Borrower shall deliver written instructions in the form attached hereto as Exhibit A to all Tenants under Leases to deliver all Rents payable thereunder directly to the Cash Management Account. Borrower shall deposit into the Cash Management Account within three (3) Business Day after receipt all amounts received by Borrower constituting Rents.

Section 3.3           Event of Default. Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, direct Deposit Bank to immediately pay over all funds on deposit in the Cash Management Account to Lender and to apply any such funds to the payment of the Debt in any order in its sole discretion.

Section 3.4           Indemnification. Borrower shall indemnify Lender and Deposit Bank and hold Lender and Deposit Bank harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorney’s fees and expenses) arising from or in any way connected with the Cash Management Account or the performance of the obligations for which the Cash Management Account was established (unless arising from the gross negligence or willful misconduct of Lender or Deposit Bank, as applicable).

Section 3.5           Application of Funds. Provided no Event of Default shall have occurred and be continuing, on each Payment Date (or, if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Cash Management Account shall be applied by Lender (or by Deposit Bank at Lender’s direction) to the payment of the following items in the order indicated:

(a)          First, payment to Lender of the Monthly Debt Service Payment Amount;

(b)          Second, payment to Lender of any amount then due and owing for deposit into the Interest Reserve pursuant to Section 7.1;

(c)          Third, payment of all operating expenses due and payable by Borrower during the succeeding month as set forth in the Approved Annual Budget, and (B) Extraordinary Expenses, if any, approved by Lender;

(d)          Fourth, payment to Lender of any other amounts then due and payable under the Loan Documents; and

19

(e)          Fifth, payment of all amounts then remaining after payment of items (a) through (d) (all amounts then remaining after payment of items (i) through (e) being hereinafter referred to as “Excess Cash”) to the Operations Reserve Account.

Section 3.6           General.

(a)          The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(b)          Notwithstanding Section 3.5 above, following the occurrence of an Event of Default and during the continuance thereof, all funds on deposit in the Cash Management Account may be applied by Lender in such order and priority as Lender shall determine in its sole discretion until the Debt has been paid in full.

(c)          Borrower hereby agrees to reasonably cooperate with Lender with respect to any requested modifications to the Cash Management Account for the purpose of establishing additional sub-accounts in connection with any payments otherwise required under this Agreement and the other Loan Documents.

Section 3.7           Payments Received. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1           Borrower Representations. Borrower represents and warrants as of the date hereof that:

4.1.1      Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the business in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property. The ownership interests of Borrower are as set forth on the organizational chart attached hereto as Schedule I. Borrower (a) has complied in all respects with its certificate of incorporation, bylaws, limited partnership agreement, articles of organization and limited liability company operating agreement, as applicable; (b) has maintained complete books and records and bank accounts separate from those of its Affiliates; (c) has obeyed all formalities required to maintain its status as, and at all times has held itself out to the public as, a legal entity separate and distinct from any other entity (including, but not limited to, any Affiliate thereof); and (d) has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by this Agreement, including, without limitation, the power and authority to do business in the state in which the Property is located. The signatory hereto has all necessary power, authority and legal right to execute this Agreement, the Note and the other Loan Documents on Borrower’s behalf to which Borrower is a party. Guarantor has the necessary power, authority and legal right to execute, deliver and perform its obligations under the Guaranty.

20

4.1.2      Authorization, Execution, Delivery and Enforceability. Borrower has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3      No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and/or Guarantor, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any Legal Requirements of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower and/or Guarantor, as applicable, of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4      Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, Guarantor or the Property, which actions, suits or proceedings, if determined against Borrower, Guarantor or the Property, would reasonably be expected to result in a Material Adverse Change.

4.1.5      Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) any obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (s) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof, and (b) the obligations under the Loan Documents.

4.1.6      Title. Borrower has insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower’s ability to repay the Loan. The Security Instrument and the Assignment of Leases, when properly recorded in the appropriate records, together with any UCC-1 financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

21

4.1.7      Solvency. Borrower has (a) not entered into the transaction contemplated by this Agreement or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No Bankruptcy Action exists against Borrower or Guarantor, and neither Borrower nor Guarantor has ever been a party to a Bankruptcy Action. Except with respect to the sale of the Property by Borrower, neither Borrower nor Guarantor is contemplating either a Bankruptcy Action or the liquidation of all or a major portion of Borrower’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any petition against it or Guarantor.

4.1.8      Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents contained, at the time of delivery, any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to projections, estimates and other forward looking information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no material fact presently Known to Borrower which has not been disclosed to Lender which could reasonably be expected to result in a Material Adverse Change.

4.1.9      No Plan Assets. Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. Compliance by Borrower and Guarantor with the provisions hereof will not involve any Prohibited Transaction. Neither Guarantor nor Borrower has any pension, profit sharing, stock option, insurance or other arrangement or plan for employees covered by Title IV of ERISA, and no “Reportable Event” as defined in ERISA has occurred and is now continuing with respect to any such plan. The performance by Borrower of its obligations under the Loan Documents and Borrower’s conducting of its operations do not violate any provisions of ERISA. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, (b) transactions by or with Borrower are not subject to any state statute or regulation regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 2(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement, and (c) none of Borrower, Guarantor or ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a “contributing sponsor” (as such term is defined in Section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan; and none of Borrower, Guarantor or any ERISA Affiliate has any contingent liability with respect to any post-retirement “welfare benefit plan” (as such term is defined in ERISA) except as disclosed to the Lender in writing.

22

4.1.10    Compliance. Borrower and the Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower, or any other Person in occupancy of or involved with the operation or use of the Property, any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Neither the Improvements as constructed nor the contemplated accessory uses will violate (a) any Legal Requirements (including subdivision, zoning, building, environmental protection and wetland protection Legal Requirements), or (b) any building permits, restrictions or records, or agreements affecting the Property or any part thereof. Neither the zoning authorizations, approvals or variances nor any other right to construct or to use the Property is to any extent dependent upon or related to any real estate other than the Property.

4.1.11    Financial Information. All financial data with respect to the Property and Guarantor, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of the Property and Guarantor as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP (or such other accounting basis acceptable to Lender) throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities or liabilities for taxes, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no Material Adverse Change upon the financial condition, operation or business of Borrower, Guarantor or the Property from that set forth in said financial statements.

4.1.12    Condemnation. No Condemnation or other similar proceeding has been commenced or, to Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of any roadway providing access to the Property.

4.1.13    Federal Reserve Regulations. Neither the making of the Loan nor the use of the proceeds thereof will be used to purchase or carry any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of the Loan nor the use of proceeds thereof will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

4.1.14    Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses.

4.1.15    Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16    Separate Lots. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

23

4.1.17    Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor to Borrower’s knowledge are there any contemplated improvements to the Property that may result in such special or other assessments.

4.1.18    Enforceability. The Loan Documents are enforceable by Lender (or any subsequent holder thereof) in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and Borrower and Guarantor have not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19    No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.20    Insurance. Borrower has obtained and has delivered to Lender certified copies of all Policies, with all premiums paid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such Policies.

4.1.21    Cash Management Account. (a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the UCC) in the Cash Management Account in favor of Lender, as and when each such account may be established, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed its interest in the Cash Management Account;

(b)          The Cash Management Account shall constitute a “deposit account” within the meaning of the UCC;

(c)          Pursuant and subject to the terms hereof and of the other Loan Documents, Borrower agrees that the Servicer shall comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Cash Management Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities;

(d)          The Cash Management Account shall not be held in the name of any Person other than Servicer, for the benefit of Lender, as secured party; and

(e)          The Property is not subject to any cash management system (other than pursuant to the Loan Documents), and any and all existing tenant instruction letters issued in connection with any previous financing have been duly terminated prior to the date hereof.

24

4.1.22   Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property (collectively, the “Licenses”), have been obtained and are in full force and effect. Borrower shall keep and maintain all Licenses necessary for the operation of the Property. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

4.1.23   Flood Zone. None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

4.1.24   Physical Condition. The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components are in good condition, order and repair in all material respects, except for ordinary wear and tear and except as would not reasonably be expected to result in a Material Adverse Change. To Borrower’s knowledge, there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25   Boundaries. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to adversely affect the value or marketability of the Property except those easements or other encumbrances with respect to which the Title Insurance Policy insures against any losses resulting therefrom.

4.1.26   Leases. The Property is not subject to any Leases other than the Leases described on the rent roll delivered to Lender on or prior to the Closing Date. Borrower is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and with the exception of Tenant’s failure to make the scheduled payments of rent on each of August 1, 2016 and September 1, 2016, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copies of the Leases and any related guaranty (including all amendments thereto) delivered to Lender are accurate, true and complete, and there are no oral agreements with respect thereto. No Rent (other than security deposits, if any) has been paid more than one (1) month in advance of its due date. All work to be performed by the landlord under each Lease has been performed as required in such Lease and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the landlord under such Lease to any Tenant has already been received by such Tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. Except as otherwise disclosed to Lender on our prior to the Closing Date, no Tenant has assigned its Lease or sublet all or any portion of the premises demised thereby, no such Tenant holds its leased premises under assignment or sublease, nor does anyone except such Tenant and its employees or family occupy such leased premises. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the Property of which the leased premises are a part. No Tenant under any Lease has any right or option for additional space in the Improvements. The Property forms no part of any property owned, used or claimed by Borrower as a residence or business homestead and is not exempt from forced sale under the laws of the state in which the Property is located. Borrower hereby disclaims and renounces each and every claim to all or any portion of the property as a homestead.

25

4.1.27   Survey. The Survey for the Property delivered to Lender in connection with this Agreement has been prepared by a professional and properly licensed land surveyor in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by ALTA, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 2005. The Survey reflects the same legal description contained in the Title Insurance Policy and includes, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor’s seal is affixed to the Survey and the surveyor provided a certification for the Survey in form and substance acceptable to Lender and does not fail to reflect any material matter affecting the Property or the title thereto.

4.1.28   Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Delaware.

4.1.29   Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or are being paid simultaneously herewith.

4.1.30   Special Purpose Entity/Separateness.

(a)          Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that Borrower is, has been since the date of its formation, shall be and shall continue to be a Special Purpose Entity.

(b)          The representations, warranties and covenants set forth in Section 4.1.28(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

4.1.31         Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

4.1.32   No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender including, but not limited to, all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise would reasonably be expected to result in a Material Adverse Change.

4.1.33   Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (c) subject to any other Federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

26

4.1.34   Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.35   Filing of Returns. Borrower and Guarantor have filed all Federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it (taking into account any applicable extensions) and have paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those being diligently contested in good faith. Borrower and Guarantor have each established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by sound accounting principles consistently applied. Neither Borrower nor Guarantor knows of any proposed assessment for additional Federal, foreign or state taxes for any period, or of any basis therefor, that, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as such Person has made, would reasonably be expected to result in a Material Adverse Change.

4.1.36   Registered Obligations. To the best of Borrower’s knowledge, Borrower represents, warrants and covenants that, as of the date hereof and until Borrower’s Obligations have been fully satisfied and performed, Borrower’s Obligations under the Loan Documents have been, are and shall remain in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations, as well as Sections163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions), and that either and/or both of the following are true: (i) the Obligations as to the Debt and any stated interest upon the indebtedness evidenced by the Note are registered with Borrower and/or its lender and transfer of such Obligations may be effected only by surrendering the instruments evidencing such Obligations and either the reissuance by Borrower of the instruments to the new holders thereof and/or the issuance by Borrower of new instruments to the new holders; or (ii) the Debt, including without limitation the right to principal and any stated interest, may be transferred only through a system maintained by Borrower and/or Lender whereby ownership of an interest in the indebtedness is reflected in a record of ownership (“Book Entry System”), and the Debt has been transferred through Borrower's Book Entry System evidencing that Lender, and/or its successor in interest is entitled to receive such payments of principal and stated interest. Notwithstanding anything to the contrary herein, the rights of Lender hereunder may be transferred to any Person upon prior written notice to Borrower. Notwithstanding anything herein to the contrary, the Obligations under the Loan Documents shall not be transferred by Borrower and/or any other Person obligated hereunder without the express written consent of Lender. Notwithstanding anything herein to the contrary, Lender may transfer and/or assign, all and/or any portion of its rights and the Obligations under the Note, and may transfer and/or assign all and/or any portion of the Note, to any third person and/or entity with notice to Borrower. The notice to Borrower described in the immediately preceding sentence may be from any person and/or entity, including, without limitation, any transferee of the Loan Documents.

27

4.1.37   Real Estate as Sole Investment. The Borrower together with each and every one of its respective subsidiaries, are not involved in owning, holding and/or trading securities (whether stocks, bonds, bank debt and/or otherwise), and the Borrower, together with each of its respective subsidiaries, are designed to hold solely real estate interests.

Section 4.2       Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V

BORROWER COVENANTS

Section 5.1       Affirmative Covenants. From the date hereof and until payment and performance in full of all Obligations, Borrower hereby covenants and agrees with Lender that:

5.1.1     Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to Borrower and the Property. There shall never be committed by Borrower, and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording any Governmental Authority the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower should not commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names, preserve all the remainder of its property used or useful in the conduct of its business, and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Security Instrument. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided, that: (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall, upon final determination thereof, promptly comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (e) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower and the Property; and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

28

5.1.2     Taxes and Other Charges. Borrower shall pay, all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property, or any part thereof, as the same become due and payable. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property (except that if such Taxes or Other Charges must be paid sooner in order to avoid being delinquent, then Borrower shall cause the same to be paid prior to delinquency, and upon making such payment prior to delinquency Borrower may continue such contest); and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien.

5.1.3     Litigation. Borrower shall give prompt notice to Lender of any litigation or proceedings by any Governmental Authority pending or threatened against Borrower or Guarantor which might materially adversely affect Borrower’s or Guarantor’s condition (financial or otherwise) or business or the Property.

5.1.4     Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally).

5.1.5     Notice of Default. Borrower shall promptly advise Lender of any Material Adverse Change in Borrower’s, Guarantor’s or the Property’s condition, financial or otherwise.

5.1.6     Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7     Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions of Section 10.13 hereof.

29

5.1.8     Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.

5.1.9     Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(a)       furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans, designs and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b)       execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations under the Loan Documents, as Lender may request and as reasonably acceptable to Borrower; and

(c)       do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time. In furtherance hereof, Borrower grants to Lender an irrevocable power of attorney coupled with an interest solely for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Agreement and to effect the intent hereof, all as fully and effectually as Borrower might or could do. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

5.1.10    Mortgage Taxes. Borrower shall simultaneously herewith pay all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Security Instrument.

5.1.11    Financial Reporting.

(a)         Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis in accordance with GAAP (or such other accounting basis selected by Borrower and reasonably acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (which may be verbal) to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any reasonable costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest. Upon Lender’s reasonable request, Borrower shall furnish to Lender such other information reasonably necessary and sufficient to fairly represent the financial condition of Borrower and the Property.

30

(b)         Borrower will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower’s and Guarantor’s annual financial statements certified as true and correct by the party providing such statements covering the Property for such Fiscal Year and containing statements of profit and loss for Borrower, Guarantor and the Property and a balance sheet for Borrower and Guarantor. Such statements of Borrower shall set forth the financial condition and the results of operations for the Property for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses.

(c)         Intentionally Omitted.

(d)         Attached hereto as Schedule II, is Borrower’s current Annual Budget, which has been approved by Lender. Borrower will furnish to Lender annually, within forty-five (45) days following the end of each Fiscal Year of Borrower its Annual Budget in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender’s approval. In the event that Lender objects to a proposed Annual Budget submitted by Borrower which requires the approval of Lender hereunder, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget which requires the approval of Lender hereunder, the most recently approved Annual Budget shall apply; provided that, such approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges.

(e)         In the event that Borrower must incur an Operating Expense or Capital Expenditure which is (i) not set forth in the Approved Annual Budget, and (ii) (A) for such Operating Expense or Capital Expenditure for which a line item exists in the Approved Annual Budget, such Operating Expense or Capital Expenditure exceeds the amount set forth in such line item by ten percent (10)% or (B) for such Operating Expense or Capital Expenditure for which no line item exists in the Approved Annual Budget, such Operating Expense or Capital Expenditure exceeds Twenty-Five Thousand and No/100 Dollars ($25,000.00) (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such Extraordinary Expense.

(f)         Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

(g)         Any reports, statements or other information required to be delivered under this Agreement shall, be delivered in electronic form and, to the extent available, in paper form if such request is made by Lender.

31

(h)         If Borrower fails to deliver any of the financial statements, certificates, reports or information (the “Required Records”) required by this Section 5.1.11 within the applicable time periods set forth in this Section 5.1.11, Lender shall have the option, upon fifteen (15) days’ notice to Borrower, to gain access to Borrower’s books and records and prepare or have prepared at Borrower’s expense, any Required Records not delivered by Borrower. In addition, it shall be an Event of Default if any of the following shall occur: (i) any failure of Borrower to provide to Lender any of the Required Records within the applicable time periods set forth in this Section 5.1.11, if such failure continues for fifteen (15) days after written notice thereof, or (ii) in the event any Required Records shall be materially inaccurate or false, or (iii) in the event of the failure of Borrower to permit Lender or its representatives to inspect said books, records and accounts upon request of Lender as required by this Section 5.1.11.

5.1.12    Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management, development, construction, sale and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

5.1.13    Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Permitted Encumbrances, and (b) the validity and priority of the Lien of the Security Instrument and the Assignment of Leases, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any actual losses, costs, damages or expenses (including reasonable attorneys’ fees and expenses, and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

5.1.14    Costs of Enforcement. In the event (a) that the Security Instrument is foreclosed in whole or in part or that the Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Security Instrument in which proceeding Lender is made a party, or (c) of a Bankruptcy Action related to Borrower or an assignment by Borrower for the benefit of its creditors, Borrower, on behalf of itself and its successors and assigns, agrees that it/they shall be chargeable with and shall pay all costs of collection and defense, including reasonable attorneys’ fees and expenses, and court costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15    Estoppel Statement. After request by Lender, Borrower shall within ten (10) days furnish Lender with an officer’s certificate, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the then current Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the performance of the Obligations, if any, and (vi) that the Note, this Agreement, the Security Instrument and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or if modified, giving particulars of such modification.

5.1.16    Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date for the purposes set forth in Section 2.1.4.

5.1.17    Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

32

5.1.18    Sale of the Property. On the date hereof, Borrower has listed the Property for sale with CBRE, Inc., as listing agent. Borrower shall continue to market the Property for sale during the term of the Loan and shall maintain the listing of the Property with CBRE, Inc., or such other listing agent as approved by Lender in its reasonable discretion. In the event that Borrower has not entered into a binding purchase and sale agreement for the sale of the Property within six (6) months of the date hereof, Borrower shall amend the listing to market the Property for sale at a listing price of not more than $35,000,000.00 and Borrower shall reduce the such asking price by not less than $1,000,000 per month thereafter, until the Property is sold.

5.1.19    No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.20    Leasing Matters. Any Lease and all amendments, modifications, extensions, and renewals of existing Leases executed after the date hereof shall require the prior written consent of Lender, which consent shall not be unreasonably withheld. Upon request, Borrower shall furnish Lender with true, correct and complete executed copies of all Leases, amendments thereof and any related agreements. All proposed Leases shall be on commercially reasonable market rate terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Security Instrument and the Lien created thereby and that the Tenant thereunder agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower (a) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (b) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the Tenant thereunder to be observed or performed in a commercially reasonable manner and in a manner not to materially impair the value of the Property involved, except that Borrower shall not terminate or accept the of surrender by a Tenant of, any Lease unless by reason of a Tenant default and then only in a commercially reasonable manner to preserve and protect the Property; (c) shall not collect any of the Rents more than one (1) month in advance (other than security deposits required pursuant to such Lease); (d) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (e) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (f) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a Lease of all or substantially all of the Property without Lender’s prior written consent.

5.1.21    Alterations. Borrower shall obtain Lender’s prior written consent to any material alterations to the structural components of any Improvements, which consent shall not be unreasonably withheld except with respect to any alterations to any Improvements which would reasonably be expected to result in a Material Adverse Change. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations which are in accordance with the Approved Annual Budget.

5.1.22    Operation of Property.

(a)         Borrower shall cause the Property to be operated, in all material respects, in accordance with all applicable Legal Requirements.

(b)         All Material Agreements shall be subject to the prior review and approval, not to be unreasonably withheld, of Lender.

33

5.1.23    Intentionally Omitted.

5.1.24    No Credits on Account of the Obligations. Borrower will not claim or demand or be entitled to any credit or credits on account of the Obligations for any payment of Taxes assessed against the Property and no deduction shall otherwise be made or claimed from the assessed value of the Property for real estate tax purposes because of the Loan Documents or the Obligations.

5.1.25    Personal Property. Borrower shall cause all of its personal property, fixtures, attachments and equipment delivered upon, attached to or used in connection with the operation of the Property to always be located at or about the Property and shall be kept free and clear of all Liens, encumbrances and security interests, except Permitted Encumbrances.

5.1.26    Appraisals. Lender shall have the right to obtain a new or updated appraisal of the Property from time to time, provided, however, that so long as no Event of Default has occurred and is continuing Lender shall do so not more often than once in any twelve (12) month period. Borrower shall cooperate with Lender in this regard. If the appraisal is obtained to comply with this Agreement or any applicable law or regulatory requirement, or bank policy promulgated to comply therewith, or if an Event of Default exists, Borrower shall pay for any such appraisal upon Lender’s request.

5.1.27    Special Purpose Entity Requirements/Separateness. Borrower shall comply with the Special Purpose Entity Requirements.

5.1.28    FATCA. Borrower covenants that it has obligated its owners to the effect that such owners will indemnify Borrower and hold Borrower harmless for any costs and/or expenses arising from any withholding and/or other taxes (including interest and penalties) imposed on Borrower under the Foreign Account Tax Compliance Act (“FATCA”), and in all events Borrower shall use best efforts to cause each of its owners to bear the amount of taxes (and other costs and expenses, including interest and penalties) reasonably determined by such Borrower to be caused by such owner's status and/or failure to comply with information requirements under FATCA.

Section 5.2          Negative Covenants. From the date hereof until payment and performance in full of the Obligations, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1      Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except for Permitted Encumbrances.

5.2.2      Dissolution. Borrower shall not (a) engage in any dissolution, liquidation, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, or (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction.

5.2.3      Change in Business. Borrower shall not enter into any line of business other than the ownership, sales and marketing, lodging, development and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

34

5.2.4      Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.5      Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance, or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

5.2.6      No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of all or any portion of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.2.7      Principal Place of Business and Organization. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender at least thirty (30) days prior notice. Borrower shall not change the place of its organization as set forth in Section 4.1.28 without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization.

5.2.8      ERISA.

(a)         Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b)         Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:

(A)         Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(B)         Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2);

(C)         Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e); or

(D)         The Loan meets the requirements of PTE 95-60, 90-1, 84-14 or similar exemption.

35

5.2.9      Transfers.

(a)         Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners, as applicable, in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations contained in the Loan Documents, Lender can recover the Debt by a sale of the Property. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, and except to the extent otherwise set forth in this Section 5.2.9, Borrower shall not, and shall not permit, any Restricted Party to, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein, or (ii) permit a Sale or Pledge of any direct or indirect interest in Borrower (any of the actions in the foregoing clauses (i) or (ii), a “Transfer”), other than pursuant to Permitted Transfers, for which Lender’s consent shall not be required.

(b)        A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property, or any part thereof, for a price to be paid in installments; (ii) an agreement by Borrower leasing all or substantially all of the Property, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent other than in accordance with Section 5.1.21 hereof.

5.2.10   Embargoed Person; OFAC. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law. Neither Borrower nor Guarantor is (or will be) a Person with whom Lender is restricted from doing business under OFAC regulations (including those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 #13224 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such Persons. In addition, to help the US Government fight the funding of terrorism and money laundering activities, The USA Patriot Act (and the regulations thereunder) requires the Lender to obtain, verify and record information that identifies its customers. Borrower shall provide the Lender with any additional information that the Lender deems necessary from time to time in order to ensure compliance with The USA Patriot Act and any other applicable Legal Requirements concerning money laundering and similar activities.

36

5.2.11   Leases. Borrower shall not enter into any new Lease or modify any existing Leases for any portion of the Property without the prior written consent of Lender in its sole discretion.

5.2.12   Federal Reserve Regulations. Borrower shall not use the proceeds of the Loan to purchase or carry any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit for the purpose of purchasing or carrying any Margin Stock or in any other way that would violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION

Section 6.1           Insurance.

(a)          Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i)          comprehensive “All Risk” or “Special Form” insurance on the Improvements and the Personal Property (A) in an amount equal to one hundred percent (100%) of the actual replacement value (exclusive of costs of excavations) with no waiver of depreciation, but the amount shall in no event be less than the Outstanding Principal Balance; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions, or confirmation that co-insurance does not apply; and (C) providing for no deductible in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) for all such insurance coverage

(ii)         commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverage against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article VIII of the Security Instrument to the extent the same is available;

37

(iii)        at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage forms do not otherwise apply, (A) owner’s and contractor’s protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provision, or confirmation that co-insurance does not apply;

(iv)        Intentionally Omitted;

(v)         comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vi)        Intentionally Omitted;

(vii)       umbrella or excess liability insurance in an amount not less than Ten Million and No/100 Dollars ($10,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(viii)      if the Property is or becomes a legal “non-conforming” use, ordinance or law coverage to compensate for the actual cost of demolition and rebuilding of the undamaged portion of the Property along with the actual increased cost of construction in amounts as requested by Lender;

(ix)         the commercial property, general liability and umbrella or excess liability insurance required under Sections 6.1(a)(i), (ii), and (vii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 6.1(a)(i), (ii), and (vii) above at all times during the term of the Loan so long as Lender determines that either (I) prudent owners of real estate comparable to the Property are maintaining same or (II) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance; and

(x)          upon sixty (60) days’ notice, such other insurance required by Legal Requirements with respect to the Property and in such reasonable amounts as Lender may reasonably request.

(b)          All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the reasonable approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A-” or better (and the equivalent thereof) by at least two (2) of the rating agencies. For multi-layered policies, if four or fewer insurance companies issue the Policies, then at least seventy-five percent (75%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB” or if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB.” Prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

38

(c)          Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a).

(d)          All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(iv), shall name Borrower as the insured and Lender (and its successors and assigns) as Mortgagee, Loss Payee and Additional Insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e)          All Policies provided for in Section 6.1 shall contain clauses or endorsements to the effect that: (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned; (ii) the Policies shall not be canceled without at least thirty (30) days’ notice to Lender; and (iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)          If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Borrower shall provide to Lender upon three (3) days prior written request all such written evidence. In the event Borrower fails to provide such written evidence in the time afforded to it, Lender shall have the right, without further notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Security Instrument and shall bear interest at the Default Rate.

Section 6.2           Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall (a) give prompt notice of such damage to Lender, and (b) promptly commence and diligently prosecute the completion of Restoration so that the Property resembles, as nearly as possible, the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance unless the Net Proceeds are retained by Lender pursuant to Section 2.4(c) hereof. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in (and have approval rights over) any settlement discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing Restoration are equal to or greater than One Million and No/100 Dollars ($1,00,000.00) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

39

Section 6.3         Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding in respect of Condemnation, and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments reasonably requested by Lender to permit such participation. Borrower shall, at its reasonable expense, use commercially reasonable efforts to diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents and the Outstanding Principal Balance shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Lender shall be limited to the interest paid on the Award by the applicable Governmental Authority. If the Property or any portion thereof is taken by a Governmental Authority, Borrower shall promptly commence and diligently prosecute Restoration as required by Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 6.4           Restoration. The following provisions shall apply in connection with any Restoration:

(a)          If the Net Proceeds shall be less than Five Hundred Thousand and No/100 Dollars ($500,000.00) and the costs of completing Restoration shall be less than Five Hundred Thousand and No/100 Dollars ($500,000.00), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met or waived and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence Restoration in accordance with the terms of this Agreement.

(b)          If the Net Proceeds are equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000.00), but less than twenty-five percent of the original principal balance of the Loan or the costs of completing Restoration is equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000.00), the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iii), (v), (viii) and (ix) as a result of such damage or destruction, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i)          The Net Proceeds shall be made available to Borrower for Restoration upon the approval of Lender in its sole discretion, which approval shall not be unreasonably withheld, that the following conditions are met:

(A)         no Event of Default shall have occurred and be continuing;

(B)         (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the Improvements on the Property have been damaged, destroyed or rendered unusable as a result of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken or a portion greater than 10% provided such condemnation does cause a Material Adverse Change to the Net Operating Income of the Property, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

40

(C)         Borrower shall commence Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion, it being agreed that a submission of an application for the permits required for such Restoration shall be deemed to commencement of such Restoration;

(D)         Lender shall be reasonably satisfied that Restoration will be completed on or before such time as may be required under all applicable Legal Requirements in order to repair and restore the Property to as nearly as possible the condition it was in immediately prior to such Casualty or Condemnation, as applicable;

(E)         the Property and the use thereof after Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(F)         Restoration shall be done and completed by Borrower in a commercially reasonable fashion and in compliance with all applicable Legal Requirements;

(G)         such Casualty or Condemnation, as applicable, does not result in the loss of access or a Material Adverse Change to the Property or the related Improvements;

(H)         Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the estimated cost of completing Restoration; and

(I)          the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in the judgment of Borrower’s architect or engineer to cover the cost of Restoration.

(ii)         The Net Proceeds shall be paid directly to Lender for deposit in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the Other Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the Title Company.

41

(iii)        All plans and specifications required in connection with Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with Restoration. The identity of the contractors, subcontractors and materialmen engaged in Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv)        In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of Restoration, minus the Retention Amount. The term “Retention Amount” shall mean, as to each contractor, subcontractor or materialman engaged in Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of Restoration until Restoration has been completed. The Retention Amount shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in Restoration. The Retention Amount shall not be released until Lender receives evidence satisfactory to Lender that the costs of Restoration have been paid in full or will be paid in full out of the Retention Amount; provided, however, that Lender will release the portion of the Retention Amount being held with respect to any contractor, subcontractor or materialman engaged in Restoration as of the date upon which Borrower notifies Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the Title Company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Retention Amount shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)         Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)        If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable judgment of Lender, be sufficient to pay in full the balance of the costs which are estimated by Borrower or its architects or engineers to be incurred in connection with the completion of Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the Other Obligations.

(vii)       The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with Restoration have been paid in full, shall be promptly remitted by Lender to Borrower, provided no Default shall have occurred and shall be continuing.

42

(c)          If Net Proceeds are (i) equal to or greater than twenty five percent (25%) of the original principal amount of the Loan, (ii) not required to be made available for Restoration (due to Borrower’s inability to satisfy the conditions set forth in Section 6.4(b)(i) or otherwise), or (iii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii), then in any such event all Net Proceeds may be retained and applied by Lender in accordance with Section 2.4.2 hereof toward reduction of the Outstanding Principal Balance whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, in the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its sole discretion. No prepayment charge shall be payable by Borrower by reason of a Casualty or Condemnation.

(d)          In the event of foreclosure of the Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

ARTICLE VII

RESERVE FUNDS

Section 7.1           Interest Reserve. On the date hereof, Borrower shall deposit into a reserve (the “Interest Reserve”) an amount equal to One Million One Hundred Ninety Eight Thousand One Hundred Twenty Four and 00/100 Dollars ($1,198,124.00) for the purpose of funding a reserve fund for the payment of Debt Service during the term of this Agreement. Borrower shall be required to maintain the following amounts in the Interest Reserve during the term of this Agreement: (i) until such time as Tenant has entered into the DHS Services Agreement and such agreement is in full force and effect, One Million One Hundred Ninety Eight Thousand One Hundred Twenty Four and 00/100 Dollars ($1,198,124.00); and thereafter, One Hundred Ninety Nine Thousand Six Hundred Eighty Seven and 33/100 Dollars ($199,687.33). Provided no Default of Event Default has occurred and is continuing, in the event that Borrower is unable to make its monthly payment of Debt Service, on any Payment Date, Lender shall cause the disbursement for the account of Borrower of all or so much of the Interest Reserve as may be necessary to pay the amount required to be paid pursuant to Section 2.2 on such Payment Date, provided, however, that in no event shall any disbursement hereunder on any Payment Date exceed an amount equal to the lesser of (x) the amount required to be paid pursuant to Section 2.2 on such Payment Date and (y) the balance then remaining (before such disbursement) in the Interest Reserve on such Payment Date.

Section 7.2           Operations Reserve Account. Provided no Default of Event Default has occurred and is continuing, in the event that Borrower is unable to make its monthly payment of Debt Service, on any Payment Date and funds disbursed from the Interest Reserve are insufficient to pay the amount required to be paid pursuant to Section 2.2, Lender shall cause the disbursement for the account of Borrower of all or so much of the funds on deposit in the Operations Reserve Account as may be necessary to pay the amount required to be paid pursuant to Section 2.2 on such Payment Date, provided, however, that in no event shall any disbursement hereunder on any Payment Date exceed an amount equal to the lesser of (x) the amount required to be paid pursuant to Section 2.2 on such Payment Date and (y) the balance then remaining (before such disbursement) in the Operations Reserve Account on such Payment Date.

43

Section 7.3           Reserve Funds, Generally.

(a)          Borrower (i) hereby grants to Lender a first priority security interest in all of the Reserve Funds and any and all monies now or hereafter deposited in as additional security for payment and performance of the Obligations and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Reserve Funds, including, without limitation, filing or authorizing Lender to file UCC-1 financing statements and continuations thereof. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Obligations.

(b)          Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the reduction of the Outstanding Principal Balance in any order in its sole discretion.

(c)          Borrower shall not further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements, except those naming Lender as the secured party, to be filed with respect thereto.

(d)          The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.  Borrower shall be entitled to interest or deemed interest on the Reserve Funds at the Interest Rate. Neither Lender nor any Servicer that at any time holds or maintains the Reserve Funds shall have any obligation to keep or maintain such Reserve Funds or any funds deposited therein in interest bearing accounts. If Lender or any Servicer elects in its sole and absolute discretion to keep or maintain any Reserve Fund or any funds deposited therein in an interest bearing account, all interest earned or accrued thereon shall be for the account of and be retained by Lender or any Servicer.  Lender or any Servicer shall not be responsible and shall have no liability for any losses incurred as a result of such Reserve Funds being deposited into an interest bearing account, except to the extent of Lender’s or any Servicer’s gross negligence or willful misconduct.

ARTICLE VIII

DEFAULTS

Section 8.1           Event of Default.

(a)          Each of the following events shall constitute an event of default hereunder, taking into account any applicable notice or cure period (an “Event of Default”):

(i)          if (A) any monthly payment of Debt Service is not paid within fifteen (15) days of when due, or (B) Borrower shall fail to repay the entire outstanding principal balance of the Note and all other amounts due hereunder in full on the Maturity Date;

(ii)         if any of the Taxes or Other Charges are not paid prior to delinquency, subject to the provisions of Section 5.1.2 hereof;

(iii)        if the Policies are not kept in full force and effect, or if copies of the certificates evidencing the Policies (or certified copies of the Policies if requested by Lender) are not delivered to Lender within thirty (30) days after written request therefor, which period may be extended upon request of Borrower, provided Borrower is diligently pursuing such certificates (or certified copies of the Policies, as the case may be), such additional period not to exceed ninety (90) days;

(iv)        if Borrower Transfers or otherwise encumbers any portion of the Property or the Collateral in violation of the provisions of this Agreement, or Article VI of the Security Instrument or any Transfer is made in violation of the provisions of Section 5.2.9 hereof;

44

(v)         if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made or deemed remade;

(vi)        if Borrower shall (1) make an assignment for the benefit of creditors or (2) generally not be paying its debts as they become due, or Guarantor shall (1) make an assignment of substantially all of its assets for the benefit of creditors, which results in a Material Adverse Change, or (2) generally not be paying substantially all of its debts as they become due, which results in a Material Adverse Change;

(vii)       if a receiver, liquidator or trustee shall be appointed for Borrower, or if Borrower shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to Federal bankruptcy law, or any similar Federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii)      if Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Loan shall make an assignment for the benefit of creditors or if a receiver, liquidator or trustee shall be appointed for Guarantor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Guarantor or such other guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to Federal bankruptcy law, or any similar Federal or state law, shall be filed by or against, consented to, or acquiesced in by, Guarantor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Guarantor or such other guarantor or indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety  (90) days; provided, further, however, it shall be at Lender’s option to determine whether any of the foregoing shall be an Event of Default;

(ix)         if Borrower assigns its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x)          if Borrower materially breaches any representation, warranty or covenant contained in Section 4.1.30 or any covenant contained in Section 5.1.27 hereof;

(xi)         if Borrower breaches the negative covenants contained in Section 5.2 hereof.

(xii)        with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

45

(xiii)       if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, for ten (10) Business Days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; or

(xiv)      if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur, if the effect of such default is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt in accordance with the Loan Documents.

(b)          Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

8.1.2       Remedies.

(a)          Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full.

46

(b)          With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out of the Property, or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion, including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instrument to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

(c)          Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead solely to make and execute all documents necessary or desirable to effect the aforesaid severance; provided, however, (i) Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power, and (ii) such exercise of Lender’s rights under such power shall not result in any economic or other Material Adverse Change to Borrower. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d)          Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Lender may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Security Instrument to recover so much of the Debt as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

(e)          Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(f)          If an Event of Default exists, Lender may (directly or by its agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives), but without any obligation to do so and without notice to Borrower and without releasing Borrower from any obligation hereunder, cure the Event of Default in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender (and its agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives) are authorized to enter upon the Property to cure such Event of Default, and Lender is authorized to appear in, defend, or bring any action or proceeding reasonably necessary to maintain, secure or otherwise protect the Property or the priority of the Lien granted by the Security Instrument.

47

(g)          Lender may appear in and defend any action or proceeding brought with respect to the Property and may bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its sole discretion, decides should be brought to protect its interest in the Property. Lender shall, at its option, be subrogated to the Lien of any mortgage or other security instrument discharged in whole or in part by the Obligations, and any such subrogation rights shall constitute additional security for the payment of the Obligations.

(h)          As used in this Section 8.1.2, a “foreclosure” shall include, without limitation, a power of sale.

8.1.3      Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE IX

SPECIAL PROVISIONS

Section 9.1           Transfer of Loan. Lender may, at any time, sell, transfer or assign all or any portion this Agreement, the Note, the Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein. Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such participations (collectively, the “Investor”), each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Loan or to Borrower, any Guarantor or the Property, whether furnished by Borrower, any Guarantor or otherwise, as Lender determines necessary or desirable, including, without limitation, financial statements relating to Borrower, Guarantor or the Property (it being understood that the Investor to whom such disclosures are made will be informed of the confidential nature of such information and instructed to keep such information strictly confidential). Borrower irrevocably waives any and all rights it may have under law or in equity to prohibit a disclosure made in compliance with this Section 9.1, including but not limited to any right of privacy.

Section 9.2           Cooperation. Borrower, Guarantor and Indemnitor agree to cooperate with Lender (and agree to cause their respective officers and representatives to cooperate) in connection with any transfer made pursuant to this Article IX, including, without limitation, the taking, or refraining from taking, of such action as may be necessary to satisfy all of the conditions of any Investor, the delivery of an estoppel certificate required in accordance with Section 5.1.15 hereof and such other documents as may be reasonably requested by Lender, and the execution of amendments to this Agreement, the Note, the Security Instrument and other Loan Documents and Borrower’s organizational documents as reasonably requested by Lender; provided that the reasonable costs incurred for such cooperation shall be paid by Lender and no changes to the Loan Documents shall be required which are adverse to Borrower’s interests, as determined by Borrower in its reasonable discretion.

48

Section 9.3           Servicer. At the option and expense of Lender, the Loan may be serviced by a servicer (any such servicer, together with its agents, nominees or designees, are collectively referred to as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Borrower shall not responsible for payment of any, regular monthly servicing fees or any other fees due to Servicer under the Servicing Agreement nor any fees or expenses required to be borne by, and not reimbursable to, Servicer Notwithstanding the foregoing, Borrower shall promptly reimburse Lender on written demand for (a) all costs and expenses, liquidation fees, workout fees, operating advisor fees or any other similar fees payable by Lender to Servicer which may be due and payable under the Servicing Agreement (whether on a periodic or a continuing basis) as a result of an Event of Default under the Loan, the commencement or continuance of any enforcement action of any kind with respect to the Loan or any of the Loan Documents, a refinancing or a restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” of the Loan Documents, or any Bankruptcy Action involving Borrower Guarantor or any of their respective principals or Affiliates, and (b) all costs and expenses relating to or arising from any special requests made by Borrower or Guarantor during the term of the Loan including, without limitation, in connection with a prepayment, defeasance, assumption or modification of the Loan.

Section 9.4           Restructuring of Loan.

(a)          Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrower at Lender’s expense (so long as an Event of Default has not occurred and is continuing, including reasonable attorney’s fees and expenses incurred by the Borrower) to restructure the Loan into additional multiple notes (which may include component notes and/or senior and junior notes), to re-allocate principal among component notes and/or senior and junior notes and/or to create participation interests in the Loan; provided that (i) the total principal amounts of the Loan (including any component notes) shall equal the total principal amount of the Loan immediately prior to the restructuring, and (ii) the weighted average interest rate of the Loan shall, in the aggregate, equal the Interest Rate.

(b)          Borrower shall cooperate with all reasonable requests of Lender in order to restructure the Note, and/or the Loan, if applicable, and shall, upon ten (10) Business Days written notice from Lender, which notice shall include the forms of documents for which Lender is requesting execution and delivery, (i) execute and deliver such documents, and (ii) cause Borrower’s counsel to deliver, at Lender’s expense (so long as an Event of Default has not occurred and is continuing, including reasonable attorney’s fees and expenses incurred by the Borrower), such legal opinions, all in form and substance reasonably satisfactory to Lender, including, without limitation, the severance of this Agreement, the Security Instrument and the other Loan Documents if requested; provided, however, any such amendments required by Lender shall not result in any economic or other material adverse change in the transaction contemplated by this Agreement or the other Loan Documents.

49

(c)          In the event Borrower fails to execute and deliver such documents described in this Section 9.4 to Lender within ten (10) Business Days following such written notice by Lender, and Lender sends a second notice to Borrower with respect to the delivery of such documents containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “POWER OF ATTORNEY IN FAVOR OF LENDER DEEMED EFFECTIVE FOR EXECUTION AND DELIVERY OF DOCUMENTS IF NO RESPONSE WITHIN 10 BUSINESS DAYS”, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, if Borrower fails to execute and deliver such documents within ten (10) Business Days of receipt of such second notice. It shall be an Event of Default if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.4 after the expiration of ten (10) Business Days after the second notice thereof.

ARTICLE X

MISCELLANEOUS

Section 10.1        Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2         Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3         Governing Law.

(a)          THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

(b)          ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. .

(c)          NOTWITHSTANDING THE FOREGOING CHOICE OF LAW:

50

(i)          THE PROCEDURES GOVERNING THE ENFORCEMENT BY LENDER OF ITS FORECLOSURE AND OTHER REMEDIES AGAINST BORROWER UNDER THE SECURITY INSTRUMENT AND UNDER THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY OR OTHER ASSETS OF BORROWER, INCLUDING BY WAY OF ILLUSTRATION, BUT NOT IN LIMITATION, ACTIONS FOR FORECLOSURE, FOR INJUNCTIVE RELIEF OR FOR THE APPOINTMENT OF A RECEIVER SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE SUCH PROPERTY OR OTHER ASSETS ARE LOCATED;

(ii)         LENDER SHALL COMPLY WITH APPLICABLE LAW IN THE STATE WHERE THE PROPERTY OR OTHER ASSETS ARE LOCATED TO THE EXTENT REQUIRED BY THE LAW OF SUCH JURISDICTION IN CONNECTION WITH THE FORECLOSURE OF THE SECURITY INTERESTS AND LIENS CREATED UNDER THE SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY OR OTHER ASSETS;

(iii)        PROVISIONS OF FEDERAL LAW AND THE LAW OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY IN DEFINING THE TERMS HAZARDOUS SUBSTANCES, ENVIRONMENTAL STATUTES, AND LEGAL REQUIREMENTS AS SUCH TERMS ARE USED IN THIS LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS, WITH RESPECT TO THE PROPERTY AND BORROWER; AND

(iv)        MATTERS OF REAL ESTATE, LANDLORD-TENANT AND PROPERTY LAW SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE PROPERTY IS SITUATED.

Section 10.4         Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5         Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6         Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) ) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (c) by electronic mail (with receipt acknowledged); provided that such notice by electronic mail is also delivered pursuant to clause (b) above, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 10.6):

51

If to Note A-1 Lender:	2520 Tilden Holdings, LLC d/b/a 2520 Tilden Block, LLC
Two Greenwich Plaza, 1st Floor
Greenwich, CT 06830
Attention: Andrew Scott
Email: pmahadeva@mahadevalaw.com

with a copy to:	Thompson Hine LLP
335 Madison Avenue 12th Floor
New York, NY 10017
Attention: Harrison A. Kaufman, Esq.
Email: harrison.kaufman@thompsonhine.com

If to Note A-2 Lender:	Bridge Private Credit Fund I LLC
545 Fifth Avenue, Suite 403
New York, NY 10017
Attention: Lawrence I. Linksman
Email: l.linksman@BridgeFunding.com

with a copy to:	Thompson Hine LLP
335 Madison Avenue 12th Floor
New York, NY 10017
Attention: Harrison A. Kaufman, Esq.
Email: harrison.kaufman@thompsonhine.com

If to Agent:	Mason Services, LLC
Two Greenwich Plaza, 1st Floor
Greenwich, CT 06830
Attention: Andrew Scott
Email: pmahadeva@mahadevalaw.com

with a copy to:	Thompson Hine LLP
335 Madison Avenue 12th Floor
New York, NY 10017
Attention: Harrison A. Kaufman, Esq.
Email: harrison.kaufman@thompsonhine.com

If to Borrower:	First Capital Real Estate Trust, Inc.
60 Broad Street, 34th Floor
New York, NY 10004
Attention: Legal Department
Email: s@firstcapitalre.com

With a copy to:	Downey Brand LLP
621 Capitol Mall, 18th Floor
Sacramento, CA 95814
Attention: Anthony Arostegui, Esq.
Email: aarostegui@downeybrand.com

52

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered on a Business Day; or in the case of expedited prepaid delivery, upon delivery on a Business Day; or in the case of electronic mail, upon receipt by the recipient, with such receipt acknowledged. Any failure to deliver a notice by reason of a change of address not given in accordance with this Section 10.6, or any refusal to accept a notice, shall be deemed to have been given when delivery was attempted. Any notice required or permitted to be given by any party hereunder or under any other Loan Document may be given by its respective counsel. Additionally, any notice required or permitted to be given by Lender hereunder or under any other Loan Document may also be given by the Servicer.

Section 10.7         Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 10.8         Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9         Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10       Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or Federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11       Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 10.12      Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Further, it is agreed Lender shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within thirty (30) days after Borrower first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter. Failure to give such notice shall constitute a waiver of such claim.

53

Section 10.13       Expenses; Indemnity.

(a)          Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of notice from Lender for all actual costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan other than in connection with claims where Borrower is the prevailing party; and (viii) enforcing any obligations of or collecting any payments due from Borrower or Guarantor under this Agreement, the other Loan Documents or with respect to the Property (including any fees and expenses reasonably incurred by or payable to Servicer or a trustee in connection with the transfer of the Loan to a special servicer upon Servicer’s anticipation of a Default or Event of Default, liquidation fees, workout fees, special servicing fees, operating advisor fees or any other similar fees and interest payable on advances made by the Servicer with respect to delinquent debt service payments or expenses of curing Borrowers’ defaults under the Loan Documents), or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or of any insolvency or bankruptcy proceeding or any other amounts required under Section 9.3; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

54

(b)          Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever with the exception of those brought by Borrower (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner relating to or arising out of (i) this Agreement and the other Loan Documents, any breach by Borrower of its Obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (the liabilities, losses, costs, expenses and other matters described in this subparagraph (b), collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to an Indemnified Party hereunder to the extent that such Indemnified Liabilities arise solely from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties.

Section 10.14       Intentionally Omitted.

Section 10.15       Offsets, Counterclaims and Defenses. Any assignee of all or any part of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16       No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)          Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)          This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17      Publicity. All news releases, publicity or advertising by Borrower or Lender (or their Affiliates) through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Borrower, to Lender or any of their Affiliates shall be subject to the prior approval of Lender or Borrower, whichever applicable.

Section 10.18       Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Security Instrument, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

55

Section 10.19         Intentionally Omitted.

Section 10.20       Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21      Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement that have not otherwise been disclosed to Lender. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22       Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Term Sheet dated July 29, 2016 between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23       Cumulative Rights. All of the rights of Lender under this Agreement hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Lender may determine in its sole judgment.

Section 10.24      Counterparts. This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of this Agreement is sought.

Section 10.25       Time is of the Essence. Time is of the essence of each provision of this Agreement and the other Loan Documents.

56

Section 10.26      Consent of Holder. Wherever this Agreement refers to Lender’s consent or discretion or other rights, such references to Lender shall be deemed to refer to any holder of the Loan. The holder of the Loan may from time to time appoint a trustee or Servicer, and Borrower shall be entitled to rely upon written instructions executed by a purported officer of the holder of the Loan as to the extent of authority delegated to any such trustee or Servicer from time to time and determinations made by such trustee or Servicer to the extent identified a within the delegated authority of such trustee or Servicer, unless and until such instructions are superseded by further written instructions from the holder of the Loan.

Section 10.27       Successor Laws. Any reference in this Agreement to any statute or regulation shall be deemed to include any successor statute or regulation.

Section 10.28       Reliance on Third Parties. Lender may perform any of its responsibilities hereunder through one or more agents, attorneys or independent contractors. In addition, Lender may conclusively rely upon the advice or determinations of any such agents, attorneys or independent contractors in performing any discretionary function under the terms of this Agreement.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1         Appointment and Authorization.

(a)          Each Lender hereby irrevocably designates and appoints Agent as administrative agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Agent, as administrative agent for such Lender, to take such action on its behalf and in Agent’s designated capacity under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

(b)          Except for the rights of the Lenders set forth herein, no individual Lender shall have any right to modify or waive, or consent to the departure of any party from any provision of any Loan Document, or secure or enforce the Obligations. All such rights, on behalf of Agent or any Lender, shall be held and exercised solely by and at the option of Agent for the pro rata benefit of each Lender. Except as expressly otherwise provided in this Agreement or the other Loan Documents, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to exercise or take under this Agreement or the other Loan Documents, including (i) the determination if and to what extent matters or items subject to Agent’s satisfaction are acceptable or otherwise within its discretion, and (ii) subject to the rights of each Lender (as may be determined by Lender and Agent, the exercise of remedies under this Agreement or any other Loan Document, and any action so taken or not taken shall be deemed consented to by Lenders.

Section 11.2         Delegation of Duties. Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

57

Section 11.3        Exculpatory Provisions. Neither Agent nor any of its officers or directors, employees agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person or Persons under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person or Persons’ own gross negligence or willful misconduct) or (ii) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by any Restricted Party or any officer thereof contained in any Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Restricted Party to perform its obligations thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Restricted Party.

Section 11.4         Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Restricted Parties), independent accountants and other experts selected by Agent. Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with this Agreement and all actions required in connection with such transfer shall have been taken. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of each Lender as it deems appropriate or it shall first be indemnified to its satisfaction by Lender against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of Lender, and such request and any action taken or failure to act pursuant thereto shall be binding upon Lender and all future holders of all or any interest in the Loan.

Section 11.5         Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default under the Loan Documents unless Agent shall have received notice from Lender or any Restricted Party, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent shall receive such a notice, Agent shall promptly give notice thereof to each Lender. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Lender; provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lender.

Section 11.6         Successor Agent. Agent may resign as Agent under this Agreement and the other Loan Documents upon thirty (30) days’ notice to Lender and Borrower. Lender may, upon reasonable written notice to Agent and Borrower, elect to remove Agent if it is determined in a final, non-appealable judgment by a court of competent jurisdiction that Agent has engaged in gross negligence or willful misconduct. If Agent shall resign as Agent under this Agreement and the other Loan Documents or if Lender shall elect to remove Agent for cause as aforesaid, then, subject to the following sentence, Lender shall appoint from among Lender a successor Agent (with the consent of such successor Agent) for Lender, whereupon such successor Agent shall succeed to the rights, powers and duties of Agent, and the term “Agent” shall mean such successor Agent effective upon such appointment and approval, and Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loan. If no successor Agent has accepted appointment as Agent by the date that is thirty (30) days after following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective, and Lender shall assume and perform all of the duties of Agent hereunder until such time, if any, as Lender, appoints a successor Agent as provided for above.

58

Section 11.7         Modifications to Article XI. Borrower acknowledges and agrees that the provisions of this Article XI are intended to govern the relationship among the Lenders and Agent and the provisions of this Article XI may accordingly be modified without Borrower’s consent so long as (i) Borrower is provided with prior written notice thereof, and (ii) such modifications do not materially or adversely alter any of Borrower’s rights or obligations under this Agreement or any of the other Loan Documents or otherwise alter the economic terms of the Loan in any manner adverse to Borrower.

[The Remainder of the Page is Intentionally Blank]

59

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

2520 TILDEN FEE, LLC,
a Delaware limited liability company

By: United 2520 Tilden, LLC,
its managing member

By: First Capital Real Estate Operating Partnership, LP, its managing member

By: First Capital Real Estate Trust Incorporated,
its general partner

By: /s/ Suneet Singal
Name: Suneet Singal
Title: Chairman and CEO

[Signatures Continue on Following Page]

[Tilden Hall – Loan Agreement]

NOTE A-1 LENDER:

2520 TILDEN HOLDINGS, LLC d/b/a 2520 TILDEN BLOCK, LLC,
a Delaware limited liability company

By:	/s/ Michael A. Gatto
Name: Michael A. Gatto
Title: Authorized Signatory

NOTE A-2 LENDER:

BRIDGE PRIVATE CREDIT FUND I LLC,
a Delaware limited liability company

By:	/s/ Lawrence I. Linksman
Name: Lawrence I. Linksman
Title: Authorized Signatory

AGENT:

MASON SERVICES, LLC,
a Delaware limited liability company

By:	/s/ Michael A. Gatto
Name: Michael A. Gatto
Title: Authorized Signatory

[Tilden Hall – Loan Agreement]

SCHEDULE I

[Borrower Organizational Chart]

FIRST CAPITAL
REAL ESTATE TRUST INCORPORATED

Public Stockholders (Common Shares)
First Capital Real Estate Investments LLC
a California limited liability company
Suneet Singal is the Managing Member
Sponsor
First Capital Real Estate Trust Incorporated
a Maryland corporation
(General Partner and Limited Partner)
GUARANTOR OF LOAN
Third Party OP Unit Holders
(Limited Partner)
First Capital Real Estate Investments, LLC
and affiliate entities.
(Limited Partner)
+/- 47%%
+/- 22%
+/- 31%%
Siamak Kohanoff
Member
First Capital Real Estate Operating Partnership, L.P.
a Delaware limited liability company
Managing Member
30.8%
69.2%
United 25250 Tilden, LLC
A Delaware limited liability company
2520 Tilden Fee, LLC
A Delaware limited liability company
Asset-Real Property
2520 Tilden Avenue
Brooklyn, NY
Block: 5136 Lot: 8

SCHEDULE II

[Current Annual Budget]

Schedule of Cash Flows

				7/31/16
	12/31/2014	12/31/2015	12/31/2016	T12
Operating Income

Base Rental Revenue	$2,658,197	$2,664,442	$2,733,133	$2,708,155
Rental $/Month	$221,516	$222,037	$227,761	$225,680
Rental $PSF Annual	$30.78	$30.85	$31.65	$31.36
Operating Expenses

Real Estate Taxes	$16,595	$16,595	$16,595	$16,595
Insurance	$76,235	$78,384	$80,736	$79,756
Total Operating Expenses	$92,830	$94,979	$97,331	$96,351
Expenses /Month	$7,736	$7,915	$8,111	$8,029
Expenses $ PSF	$1.07	$1.10	$1.13	$1.12

Net Operating Income	$2,565,367	$2,569,462	$2,635,802	$2,611,803
NOI/Month	$213,781	$214,122	$219,650	$217,650
NOI $ PSF	$29.71	$29.75	$30.52	$30.24

EXHIBIT A

[Form of Tenant Direct Letter]

[___________], 20[__]

[Addressee]

[___________]

[___________]

Re:	Payment Direction Letter – 2520 Tilden Avenue, Brooklyn, NY

Dear [_________]:

2520 Tilden Fee, LLC (“Owner”), the owner of the above captioned property (the “Property”), has mortgaged the Property to Mason Services, LLC, as administrative agent on behalf of the lenders (together with its successors and assigns, the “Lender”) and has agreed that all rents and other income due for the Property will be paid directly to a bank selected by Lender. Therefore, from and after the date hereof (until you are otherwise notified as provided below), all rent to be paid by you under the Lease Agreement, dated as November 27, 2006 (as the same may be amended, restated, modified and/or renewed from time to time) a between you and Owner (the “Lease”) should be sent by wire or ACH directly to the following account:

Bank:	BB&T North Carolina
Wilson, NC
ABA#:	053101121
Account #:	5207562116
Account Name:	Grandbridge Real Estate Capital LLC
2520 Tilden Fee LLC Cash Management Account
200 South College Street, Suite 2100
Charlotte, NC 28202
Reference Information:	2520 Tilden Fee LLC

These payment instructions cannot be withdrawn or modified without the prior written consent of Lender or its agent, or pursuant to a joint written instruction from Borrower and Lender. Until you receive written instructions from Lender, continue to send all payments due under the Lease as directed above. All such payments must be delivered no later than the day on which such amounts are due under the Lease.

If you have any questions concerning this letter, please contact the persons identified for notice purposes in the Lease. We appreciate your cooperation in this matter.

2520 TILDEN FEE, LLC,
a Delaware limited liability company

By: United 2520 Tilden, LLC,
its managing member

By: First Capital Real Estate Operating Partnership, LP, its managing member

By: First Capital Real Estate Trust Incorporated,
its general partner

By: ________________________
Name: Suneet Singal
Title: Chairman and CEO